Investor Contacts: Gerald Tucciarone
Chief Financial Officer
631/434-1600, extension 306

HAUPPAUGE DIGITAL REPORTS FISCAL 2010
FOURTH QUARTER AND YEAR END RESULTS
________________________________________________________________

HAUPPAUGE, NY – December 29, 2010 - Hauppauge Digital Inc. (NASDAQ: HAUP), a leading developer of digital video TV and data broadcast receiver products for personal computers, today reported financial results for the fourth fiscal quarter and year ended September  30, 2010.

FOURTH QUARTER RESULTS

Net sales were $11.6 million for the fourth quarter of fiscal 2010 compared to $16.3 million reported for the previous year’s fourth fiscal quarter.

The Company incurred a net loss of $1,524,352 for the fourth quarter of fiscal 2010 compared to a net loss of $1,551,256 for the fourth quarter of fiscal 2009.    Net loss per share for the fourth quarter of fiscal 2010 and the fourth quarter of fiscal 2009 was $0.15 on a basic and diluted basis.

FISCAL YEAR RESULTS

Net sales were $56.9 million for the fiscal year ended September 30, 2010 compared to $59.3 million reported for the fiscal year ended September 30, 2009.

The Company incurred a net loss of $1,846,560 for the fiscal year ended September 30, 2010 compared to a net loss of $7,143,021 for the fiscal year ended September 30, 2009.  Net loss per share for the fiscal year ended September 30, 2010 was $0.18 on a basic and diluted basis, compared to a net loss per share of $0.71 on a basic and diluted basis for the fiscal year ended September 30, 2009.

DISCUSSION OF RESULTS

Ken Plotkin, Hauppauge’s Chief Executive Officer stated, “On a positive note, in 2010 sales of our TV tuner products in North America were strong, especially considering the weakness in the retail computer products market. In addition, we saw an increase in our gross profit margins due to a more favorable mix of sales to computer product  retailers versus sales to personal computer manufacturers.

As the complexity of our TV tuner products increases, the average time it takes us to bring a new product to market is also increasing. At the end of fiscal 2010, we had three new products still under development which we expect will be launched and shipping in fiscal 2011. These products are internally called “Broadway”, “Colossus” and “WinTV-DVR”. In addition, we expect to launch our first U.S. mobile digital TV receiver, which we plan to call “WinTV-Aero-m”. The WinTV-Aero-m allows  laptop or netbook users to watch the new ATSC M/H live over-the-air digital TV programs while they travel. ATSC M/H is a broadcast technology being launched in the United States and promoted by major broadcasters such as NBC and Fox.

Contributing to the decline in sales in 2010 were very weak sales to personal computer manufacturers. In 2011, we expect the weakened state of the global economy to still be a factor, especially in relation to our sales in Europe.”

ABOUT HAUPPAUGE DIGITAL

Hauppauge Digital, Inc. is a leading developer of analog and digital TV receiver products for the personal computer market. Through its Hauppauge Computer Works, Inc. and Hauppauge Digital Europe SARL subsidiaries, the Company designs and develops analog and digital TV receivers that allow PC users to watch television on their PC screen in a resizable window and enable the recording of TV shows to a hard disk, digital video editing, video conferencing, receiving of digital TV transmissions, and the display of digital media stored on a computer to a TV set via a home network. The Company is headquartered in Hauppauge, New York, with administrative offices in Luxembourg, Ireland and Singapore, sales offices in Germany, London, Paris, The Netherlands, Sweden, Italy, Spain, Singapore, Taiwan and California and research and development centers in Hauppauge, New York, Taipei, Taiwan and Braunschweig,  Germany.  The Company’s Internet web site can be found at http://www.hauppauge.com.

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management.  We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements.  Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, that may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, the mix of products sold and the profit margins thereon, order cancellation or a reduction in orders from customers, competitive product offerings and pricing actions, the availability and pricing of key raw materials, dependence on key members of management, successful integration of acquisitions, economic conditions in the United States and abroad, fluctuation of the value of the Euro versus the U.S. dollar, continued operating losses, our ability to obtain financing, our ability to maintain our NASDAQ listing, as well as other risks and uncertainties discussed in the Company’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, the Company’s Form 10-Q for the three months ended December 31, 2009, the Company’s Form 10-Q for the three months ended March 31, 2010 and the Company’s Form 10-Q for the three months ended June 30, 2010.  Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate.  Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.  All cautionary statements made in this news release should be read as being applicable to all related forward-looking statements wherever they appear.

[Financial Table Follows]

HAUPPAUGE DIGITAL  INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended September 30,
	2010	2009

Net sales	$11,599,662	$16,255,305
Cost of sales	8,196,541	12,252,897
Gross profit	3,403,121	4,002,408

Selling, general and administrative expenses	3,762,993	4,462,487
Research & development expenses	1,200,254	1,185,534
Loss from operations	(1,560,126)	(1,645,613)
Other income (expense):
Interest income	1,037	2,885
Interest expense	-	(13,079)
Foreign currency	14,132	1,551
Total other income (expense)	15,169	(8,643)
Loss before tax provision	(1,544,957)	(1,654,256)
Deferred tax expense (benefit)	(66,353)	(164,501)
Current income tax expense	45,748	61,501
Net loss	$(1,524,352)	$(1,551,256)

Net loss per share-basic and diluted	$(0.15)	$(0.15)

Weighted average shares-basic and diluted	10,072,625	10,054,062

HAUPPAUGE DIGITAL  INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Twelve months ended September 30,
	2010	2009

Net sales	$56,918,617	$59,344,538
Cost of sales	38,486,848	46,557,904
Gross profit	18,431,769	12,786,634

Selling, general and administrative expenses	15,579,080	16,117,590
Research & development expenses	4,458,915	4,421,935
Loss from operations	(1,606,226)	(7,752,891)
Other income:
Interest income	5,373	14,217
Interest expense	(4,340)	(62,557)
Foreign currency	227,902	670,760
Total other income	228,935	622,420
Loss before tax provision	(1,377,291)	(7,130,471)
Deferred tax expense (benefit)	264,247	(164,501)
Current income tax expense	205,022	177,051
Net loss	$(1,846,560)	$(7,143,021)

Net loss per share-basic and diluted	$(0.18)	$(0.71)

Weighted average shares-basic and diluted	10,066,637	10,045,449

HAUPPAUGE DIGITAL  INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	September 30,	September 30,
	2010	2009
Assets:

Current Assets:
Cash and cash equivalents	$7,057,904	$8,368,342
Accounts receivables, net of various allowances	4,403,194	9,770,584
Other non trade receivables	2,355,834	4,116,392
Inventories	11,450,565	8,616,800
Deferred tax asset current	1,310,204	1,297,574
Prepaid expenses and other current assets	980,087	928,680
Total current assets	27,557,788	33,098,372

Intangible assets, net	3,941,266	4,696,102
Property, plant and equipment, net	544,959	757,488
Security deposits and other non current assets	106,241	108,088
Deferred tax asset non current	610,734	887,611
	$32,760,988	$39,547,661

Liabilities and Stockholders’ Equity:

Current Liabilities:
Accounts payable	$7,306,221	$12,478,625
Accrued expenses – fees	4,955,540	5,753,546
Accrued expenses	10,266,495	8,131,263
Note payable	-	625,045
Income taxes payable	252,090	224,316
Total current liabilities	22,780,346	27,212,795

Stockholders' Equity
Common stock $.01 par value; 25,000,000 shares authorized,
10,842,274 and 10,814,042 issued, respectively	108,423	108,140
Additional paid-in capital	17,739,330	17,276,651
Retained earnings (deficit)	(1,050,886)	795,674
Accumulated other comprehensive loss	(4,410,677)	(3,441,262)
Treasury Stock at cost, 760,479 and 759,579 shares, respectively	(2,405,548)	(2,404,337)
Total stockholders' equity	9,980,642	12,334,866
	$32,760,988	$39,547,661

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